UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

MEDTRONIC PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

(Address of principal executive offices, including zip code)

+353 1 438-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

From 2012 to 2014, several shareholder derivative actions were filed against a number of current and former directors and officers of Medtronic Public Limited Company (formerly Medtronic, Inc.) (the “Company”) in Minnesota state court. The derivative actions made various allegations, including allegations that the Company, with the knowledge and complicity of its officers and directors, designed and executed a scheme to evade the Federal Drug Administration’s prohibition against off-label promotion of medical devices in order to increase sales of INFUSE®, one of the Company’s products. The derivative actions also included allegations that various officers and directors breached their fiduciary duties to the Company by causing it to conspire with physicians to underreport adverse events in studies involving INFUSE®.

In response to certain of these derivative lawsuits, as well as similar shareholder demand letters received by the Company’s Board of Directors, the Board established a Special Litigation Committee (the “SLC”) on August 23, 2012. The SLC consisted of a retired Minnesota state court judge and a corporate law professor at the University of Minnesota Law School. The SLC was given complete power and authority to investigate the claims made in the derivative lawsuits, analyze the legal rights and remedies of the Company, and determine whether any rights and remedies should be pursued. For approximately 18 months, the SLC conducted an exhaustive independent investigation of the claims made in the derivative lawsuits and the shareholder demand letters to decide whether the shareholder claims were meritorious.

On May 30, 2014, the SLC issued a report (the “SLC Report”) to the Company’s Board of Directors. In the SLC Report, the SLC concluded that the claims against the Company’s directors and officers made in the shareholder derivative lawsuits were without merit and that it would not be in the best interests of the Company to pursue such claims.

Thereafter, the SLC filed motions for approval of its findings and for dismissal with prejudice of each of the state derivative actions. The actions are captioned as follows: Himmel v. Ellis,. Case No. 27-CV-12-9430; Road Carriers v. Anderson, Case No. 27-CV-14-11405; and Cutler v. Ishrak, Case No. 27-CV-14-12472

Before the final hearing on these motions, but after certain discovery was conducted, Plaintiffs in all three actions elected to voluntarily dismiss their claims with prejudice. The Court signed three Orders, effecting full and final dismissal in each case. The Order dismissing the Road Carriers v. Anderson action was signed on May 27, 2015, and the Orders dismissing the Himmel v. Ellis and Cutler v. Ishrak actions were signed on June 4, 2015.

This Form 8-K provides notice of the dismissal of these actions to all Medtronic shareholders and any other interested parties, pursuant to Minn. R. Civ. P. 23.09.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By:	/s/ Brad Lerman
Brad Lerman
Dated: June 8, 2015		Senior Vice President, General Counsel and Corporate Secretary

3